Exhibit 4.1

GENERAL MILLS, INC.

OFFICERS’ CERTIFICATE
AND
AUTHENTICATION ORDER

Pursuant to the Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between General Mills, Inc. (the “Company”) and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as trustee (the “Trustee”), and resolutions adopted by the Board of Directors of the Company, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

Capitalized terms used but not defined herein and defined in the form of Note (as defined in Section A(1) below) attached hereto as Exhibit A shall have the respective meanings ascribed to them in the form of Note attached hereto as Exhibit A. Capitalized terms used but not defined herein or in the form of Note attached hereto as Exhibit A and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A.

Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1)

The series of Securities being authorized shall bear the title “3.000% Notes due 2051” (the “Notes”). The Notes shall include (a) the Notes initially issued on the date hereof, (b) any Exchange Notes (as defined in the Registration Rights Agreement) issued in exchange for Notes pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) and (c) any other Notes issued after the date hereof under the Indenture. All Notes shall vote together and otherwise constitute a single series of Securities under the Indenture.

(2)

There shall be no limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of Notes to be authenticated and delivered under the Indenture pursuant to this Officers’ Certificate and Authentication Order shall be limited to the amount set forth in Section C below (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

(3)

Interest on each Note will be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date (as defined in paragraph 5 below), except that interest due at Maturity will be paid to the Person to whom the principal of the Note is paid.

(4)

The Notes will mature on February 1, 2051, unless the principal of any Note, or any installment of principal, becomes due and payable prior to such date. If the date of Maturity of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from Maturity to that next succeeding Business Day.

(5)

Each Note will bear interest from and including January 27, 2021 or from and including the most recent Interest Payment Date (as defined below) as to which interest on such Note (or any Predecessor Security with respect to such Note) has been paid or made available for payment at an annual rate of 3.000% (subject to increase as provided in the Registration Rights Agreement) until the principal of the Note is paid or made available for payment. Each payment of interest on a Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

The “Interest Payment Dates” for the Notes will be February 1 and August 1 of each year beginning on August 1, 2021 and the Regular Record Dates will be the January 15 or July 15, respectively, next preceding such Interest Payment Date whether or not a Business Day. If any Interest Payment Date is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from such Interest Payment Date to that next succeeding Business Day.

Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

(6)

Payment of principal of and premium (if any) and interest on each Note that is represented by a Global Security will be made to the Depositary (as specified in paragraph 16 below) or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture.

Payment of principal of and premium (if any) and interest on each Note that is not represented by a Global Security will be made upon presentation and surrender of such Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, the City of New York (which shall initially be the office of the Trustee).  Registered Holders that wish to receive payment in immediately available funds must provide appropriate written wire transfer instructions sufficiently in advance of the payment date and present the Note in time for the party making the payment to make payments in such funds in accordance with its normal procedures. Any wire transfer instructions received by a party making payments shall remain in effect until revoked by the registered Holder. Payment in accordance with written wire transfer instructions from a registered Holder shall be deemed to constitute full and complete payment of all amounts so paid. The Company may, at its option, elect to make payments of interest other than at Maturity by check mailed to the address of the registered Holder thereof as of the close of business on the relevant Regular Record Date as such address appears in the Security Register.

The “Place of Payment” with respect to the Notes shall be the City of New York.

(7)The Company may redeem the Notes, in whole or in part, at its option at any time or from time to time. The Redemption Price for the Notes being redeemed on any Redemption Date that is prior to August 1, 2050 (the “Par Call Date”) will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Adjusted Treasury Rate (as defined below) plus 20 basis points, plus, in the case of both (i) and (ii) above, accrued and unpaid interest on the Notes to but excluding the Redemption Date. The Redemption Price for the Notes being redeemed on any Redemption Date that is on or after the Par Call Date will be equal to 100% of the principal amount of the Notes being redeemed on the Redemption Date, plus accrued and unpaid interest on the Notes to but excluding the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date. Notice of redemption will be given to the registered Holders of the Notes to be redeemed not less than 15 nor more than 45 days prior to the Redemption Date, which date and the applicable Redemption Price will be specified in the notice. Once notice of redemption is mailed, the Notes or any portion of the Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes or any portion of the Notes to be redeemed on that date. For purposes of the foregoing: (a) “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date; the Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date; (b) “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; (c)

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date; (d) “Quotation Agent” means the Reference Treasury Dealer (as defined below) appointed by the Trustee after consultation with the Company; (e) “Reference Treasury Dealer” means any primary U.S. government securities dealer in the United States selected by the Trustee after consultation with the Company; (f) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. in the City of New York on the third Business Day preceding such Redemption Date.

(8)

If a Change of Control Triggering Event (as defined in the form of Note attached hereto as Exhibit A) shall have occurred, Holders of the Notes may require the Company to repurchase all or any part of the Notes in the manner provided and subject to the limitations set forth in the form of Note attached hereto as Exhibit A.

(9)	The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(15)	The Notes shall be defeasible, in whole or any specified part, pursuant to Section 1302 or Section 1303 of the Indenture or both such Sections.
(16)

Notes offered and issued to “qualified institutional buyers” (“QIBs”), as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act in the United States of America in private transactions in reliance upon an exemption from the registration requirements of the Securities Act (the “Restricted Notes”), Notes offered and issued outside the United States of America to persons other than U.S. persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S (the “Regulation S Notes”) and Exchange Notes shall each be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth on the form of Note attached hereto as Exhibit A. Such Global Security may not be exchanged in whole or in part for Securities registered, and no transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof, unless (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (c) an Event of Default with respect to such Global Security has occurred and is continuing, and the Depositary requests the issuance of Securities registered in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture.

(19)

Transfers and exchanges of beneficial interests in a Global Security may be made in accordance with the rules and procedures of the Depositary, subject to the provisions of this paragraph 19 to the extent applicable.

In connection with any transfer of a beneficial interest in a Global Security to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the Trustee shall reflect on its books and records and by endorsement on the Schedule of Increases and Decreases in Global Security attached to such original Global Security the date and a decrease in the principal amount of such first Global Security equal to the principal amount of the beneficial interest to be so transferred, and shall also reflect on its books and records and on the Schedule of Increases and Decreases in Global Security attached to such second Global Security the date and an increase in the principal amount of such Global Security equal to the principal amount of the beneficial interest to be transferred; provided that any transfer of a beneficial interest in a Global Security which is a Restricted Security (as defined below) to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security which is not a Restricted Security shall be effected only pursuant to the Registered Exchange Offer or as otherwise permitted by this paragraph 19. For purposes of the foregoing, “Restricted Security” means any Note except for (a) an Exchange Note issued pursuant to the Registered Exchange Offer, (b) a Note which has been sold or transferred pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (c) a Note from which the Securities Act Legend has been removed in accordance with the terms of the Notes and (d) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Securities.

The following provisions shall apply with respect to any proposed transfer of a Restricted Note or a beneficial interest therein prior to the date which is one year after the later of the date of its first original issue, the original issue date of any additional Notes and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any Predecessor Security with respect to such Notes) (the “Resale Restriction Termination Date”): either (a) a transfer of a Restricted Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; or (b) a transfer of a Restricted Note or a beneficial interest therein to a non-U.S. person outside the United States shall be made upon delivery to the Trustee or its agent by the transferor of a Regulation S transfer certificate (“Regulation S Transfer Certificate”) substantially in the form attached to the Note and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, other certification and/or other information satisfactory to each of them. After the Resale Restriction Termination Date, interests in a Restricted Note may be transferred in accordance with applicable law without requiring the representations and certifications referred to above.

The following provisions shall apply with respect to any proposed transfer of a Regulation S Note or a beneficial interest therein prior to the date which is forty days after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any Predecessor Security with respect to such Notes) (the “Restricted Period”): either (a) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; or (b) a transfer of a Regulation S Note or a beneficial interest therein to a non-U.S. person outside the United States shall be made upon delivery to the Trustee or its agent by the transferor of a Regulation S Transfer Certificate and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, other certification and/or other information satisfactory to each of them. After the expiration of the Restricted Period, interests in a Regulation S Note may be transferred in accordance with applicable law without requiring the representations and certifications referred to above.

Upon the transfer, exchange or replacement of Notes not bearing a Securities Act Legend, the Security Registrar shall deliver Notes that do not bear a Securities Act Legend. Upon the transfer, exchange or replacement of Notes bearing a Securities Act Legend, the Security Registrar shall deliver only Notes that bear a Securities Act Legend unless (a) such Note is being exchanged for an Exchange Note in the Registered Exchange Offer, in which case the Exchange Notes shall not bear a Securities Act Legend, (b) such Note is being transferred pursuant to a Shelf Registration Statement (as defined in the Registration Rights Agreement) or other effective registration statement or (c) there is delivered to the Security Registrar an Officers’ Certificate to the effect that neither such Securities Act Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The provisions of the immediately preceding sentence shall also apply to the transfer or exchange of beneficial interests in Global Securities.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this paragraph 19. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Security Registrar.

The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which are incorporated by reference in and made a part of this Officers’ Certificate and Authentication Order as if set forth in full at this place).

B.

Establishment of Form of Securities Pursuant to Section 201 of the Indenture. In accordance with Section 201 of the Indenture, the form attached hereto as Exhibit A is hereby established as the form to represent the Notes.

C.

Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture. Pursuant to Section 303 of the Indenture, you are hereby requested, as Trustee under the Indenture, to (i) authenticate, in the manner provided by the Indenture, $576,597,000 aggregate principal amount of the Restricted Notes (CUSIP No. 370334 CM4 and ISIN No. US370334CM48) and $23,112,000 aggregate principal amount of the Regulation S Notes (CUSIP No. U37031 DD7 and ISIN No. USU37031DD75), in each case, registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes through the facilities of The Depository Trust Company (“DTC”) upon receipt of, and in accordance with, the Shipment Control List provided by DTC.

Exchange Notes may from time to time be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Exchange Notes upon cancellation of an equal amount of Notes tendered for exchange pursuant to the Registered Exchange Offer upon a Company Order without any further action by the Company.

D.

Certification Pursuant to Section 102 of the Indenture. Each of the undersigned has read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of each of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities and (ii) the issuance, authentication and delivery of such series of Securities contained in the Indenture have been complied with. In the opinion of the undersigned, all conditions precedent to (x) the establishment of the Notes and the form of the Notes and (y) the issuance, authentication and delivery of the Notes have been complied with.

Insofar as this Officers’ Certificate and Authentication Order relates to legal matters, it is based upon the Opinion of Counsel delivered by the Company to the Trustee contemporaneously herewith.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have hereunto signed our names on behalf of the Company.

Dated:  January 27, 2021

GENERAL MILLS, INC.

By/s/ Kofi A. Bruce
Kofi A. Bruce
Its Chief Financial Officer

By/s/ Edgar DeGuia
Edgar DeGuia

Its Vice President, Treasurer

CERTIFICATION

I, Chris A. Rauschl, an Assistant Secretary of the Company, do hereby certify that Kofi A. Bruce is on the date hereof the duly elected or appointed Chief Financial Officer of the Company and the signature set forth above is his own true signature, and further certify that Edgar DeGuia is on the date hereof the duly elected or appointed Vice President, Treasurer of the Company and the signature set forth above is his own true signature.

/s/ Chris A. Rauschl
Chris A. Rauschl

Assistant Secretary

EXHIBIT A

NO. [●]	PRINCIPAL AMOUNT: $[●], as revised by the Schedule of Increases and Decreases in Global Security attached hereto

GENERAL MILLS, INC.

3.000% NOTES DUE 2051

CUSIP NO. [●]                                                                         ISIN No. [●]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

[Unless and until a Restricted Note or Regulation s note, as applicable, is exchanged for an Exchange Note or sold pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, the GLOBAL SECURITIES shall bear a legend IN the FOLLOWING FORM (the “Securities Act Legend”), subject to removal of such SECURITIES ACT legend as provided in the Officers’ Certificate and Authentication Order For 3.000% Notes due 2051, dated JANUARY 27, 2021: NEITHER THE NOTES EVIDENCED HEREBY NOR ANY BENEFICIAL INTEREST OR PARTICIPATION HEREIN HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE NOTES EVIDENCED HEREBY NOR ANY BENEFICIAL INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THE NOTES EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED THE NOTES EVIDENCED HEREBY THAT IT WILL NOT PRIOR TO (X) [in the case of RESTRICTED NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES EVIDENCED HEREBY, THE ORIGINAL ISSUE DATE OF ANY ADDITIONAL NOTES OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THE NOTES EVIDENCED HEREBY] [in the case of Regulation S NOTES: THE DATE WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES EVIDENCED HEREBY OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THE NOTES EVIDENCED HEREBY] AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY OR BENEFICIAL INTEREST OR PARTICIPATION HEREIN EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES EVIDENCED HEREBY ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY OR ANY BENEFICIAL INTEREST OR PARTICIPATION HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (1)(D) OR (1)(E) PRIOR TO THE RESALE RESTRICTION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER AND THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEROR. [IN THE CASE OF REGULATION S NOTES: THE HOLDER OF THE NOTES EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT ACQUIRING THE NOTES FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THE NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT.] THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS OFFSHORE TRANSACTION, UNITED STATES AND U.S. PERSON HAVE THE MEANING GIVEN TO THEM IN REGULATION S.

[IN THE CASE OF REGULATION S NOTES: UNTIL 40 DAYS AFTER THE LATER OF THE DAY ON WHICH THE NOTES EVIDENCED HEREBY ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT AND THE ORIGINAL ISSUE DATE OF THE NOTES EVIDENCED HEREBY, AN OFFER OR SALE OF THE NOTES EVIDENCED HEREBY WITHIN THE UNITED STATES (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]]

GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [●] Dollars (U.S. $[●]), as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on February 1, 2051 (the "Maturity Date"), and to pay interest thereon from and including January 27, 2021 or the most recent Interest Payment Date (as defined below) as to which interest has been paid or made available for payment, semiannually in arrears on February 1 and August 1 in each year (each an "Interest Payment Date"), commencing on August 1, 2021, at the rate of 3.000% per annum until the principal hereof has been paid or duly made available for payment[to be deleted from Exchange Notes: ; provided that the interest rate on this Note shall be subject to increase under the circumstances provided below]. Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Each payment of interest hereon will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; except that interest due at Maturity will be paid to the Person to whom the principal is paid. Any such interest not so punctually paid or made available for payment will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[To be deleted from Exchange Notes: The Company shall pay such additional interest as may be payable pursuant to the Registration Rights Agreement, dated as of January 27, 2021 (the “Registration Rights Agreement”), among the Company and Barclays Capital Inc., Deutsche Bank Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. The Holder of this Note is entitled to the benefits of, and subject to the obligations set forth in, the Registration Rights Agreement.]

Payment of principal of and premium (if any) and interest on this Note will be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Note represented hereby for all purposes under the Indenture.

The “Place of Payment” with respect to this Note shall be the City of New York.

All payments on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payment on this Note due on a day that is not a Business Day will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue for the period from and after such date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:  [●], 20[●]

TRUSTEE'S CERTIFICATE OF AUTHENTICATIONGENERAL MILLS, INC.

This is one of the Securities
of the series designated herein
referred to in the within-mentioned

Indenture.           By:

          [●]

          Its [●]

U. S. BANK NATIONAL ASSOCIATION, as Trustee

          Attest:

  By: ______________________________________                      [●]

                   Authorized Officer           Its [●]

             OR

______________________________________[SEAL]

as Authenticating Agent for the Trustee

  By:__________________________________

                   Authorized Officer

[REVERSE OF NOTE]

GENERAL MILLS, INC.

3.000% NOTES DUE 2051

This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association (f.k.a. First Trust of Illinois, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount. This Note is one of a series of the Securities designated as 3.000% Notes due 2051 (the "Notes").

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the unpaid principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company may at its option redeem this Note in whole or from time to time in part at the Redemption Price set forth below; provided that the principal amount of this Note remaining outstanding after a redemption in part shall be

$2,000 or an integral multiple of $1,000 in excess thereof. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 15 but not more than 45 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Note are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

The Redemption Price for the Notes to be redeemed on any Redemption Date that is prior to August 1, 2050 will be equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed) at the Adjusted Treasury Rate (as defined below) plus 0.20%, plus, in the case of both (i) and (ii), accrued and unpaid interest to the Redemption Date. The Redemption Price for the Notes to be redeemed on any Redemption Date that is on or after August 1, 2050 will be equal to 100% of the principal amount of the Notes being redeemed on the Redemption Date, plus accrued and unpaid interest on the Notes to the Redemption Date. Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the principal amount of the Notes to be redeemed.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Note to be redeemed (assuming for this purpose that the Notes matured on August 1, 2050) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date.

“Quotation Agent” means the Reference Treasury Dealer (as defined below) appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the United States selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. in the City of New York on the third Business Day preceding such Redemption Date.

If a Change of Control Triggering Event shall have occurred, the Holder of this Note may require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of this Note at a purchase price equal to 101% of the principal amount of, plus accrued and unpaid interest, if any, to the date of purchase on, the Note (or part thereof) to be purchased (unless the Company shall have mailed or caused to be mailed a notice of redemption within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed); provided that the principal amount of this Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Within 30 days after any Change of Control Triggering Event, the Company shall mail or cause the Trustee to mail a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. Such repurchase must occur no earlier than 30 days and no later than 60 days after the date such notice is mailed.

On the date specified for repurchase of the Notes, the Company shall, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the offer to repurchase the Notes;

•	deposit with the Paying Agent the required payment for all Notes or portions of Notes properly tendered pursuant to the offer to repurchase the Notes; and
•	deliver to the Trustee the repurchased Notes, accompanied by an Officers’ Certificate stating the aggregate principal amount of Notes repurchased pursuant to the offer to repurchase the Notes.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these securities laws and regulations conflict with the provisions of this Note requiring repurchase of the Notes upon a Change of Control Triggering Event, the Company shall comply with these securities laws and regulations instead of the repurchase provisions of this Note, and the Company will not be considered to have breached its obligation to repurchase the Notes. Additionally, if an Event of Default unrelated to the repurchase provisions of this Note exists under the Indenture, including Events of Default arising with respect to other issues of Securities, the Company shall not be required to repurchase the Notes, notwithstanding the repurchase provisions of this Note.

The Company shall not be required to comply with obligations relating to repurchase of the Notes upon a Change of Control Triggering Event if a third party satisfies such obligations.

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Company or one of its subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries); or (c) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(x) immediately following such transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the Holders of the Company’s Voting Stock immediately prior to such transaction or (y) immediately following such transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (a) was a member of the Board of Directors on January 27, 2021 or (b) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization’’ (as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified person (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date and, in some cases, the first interest payment date).  Any additional Securities having the same terms, together with these Notes, will constitute a single series of Notes under the Indenture; provided that, if the additional Securities are not fungible with these Notes for U.S. federal income tax purposes, the additional Securities will have different ISIN and CUSIP numbers. No such additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date and, in some cases, the first interest payment date) may be issued if an Event of Default has occurred with respect to these Notes.

The Indenture contains provisions for defeasance at any time of either the entire principal of the Notes or of certain covenants and Events of Default with respect to the Notes, in either case upon compliance by the Company with certain conditions set forth in the Indenture.

This Global Security is exchangeable for definitive Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered, (y) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be so exchangeable or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing and the Depositary requests the issuance of definitive Notes. In such case, this Global Security shall be exchangeable into Notes issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No Notes shall be issuable in denominations of less than $2,000. If this Global Security is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Notes, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms in registered form and of differing denominations aggregating a like amount.

As provided in the Indenture and subject to the limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No Notes will be issuable in denominations of less than $2,000. As provided in the Indenture and subject to the limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note at such holder’s address as it appears on the Security Register (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, the Registration Rights Agreement or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

Capitalized terms used herein which are not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Indenture is, and this Note shall be, governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in commonUNIF TRAN MIN ACT--______CUSTODIAN_______

TEN ENT--as tenants by the entireties                                     (Cust)                   (Minor)

JT TEN--as joint tenants with right                   Under Uniform Transfers to Minors Act

  of survivorship and not as

  tenants in common     _________________________________

                           (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or

Other identifying Number of Assignee

________________

/________________/________________________________________________________________________________________

            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

the within Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint __________________________

________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________________________________________________________

__________________________________________

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. The signature must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee “medallion” program pursuant to Commission Rule 17Ad-15.

[To be deleted from Exchange Notes: In connection with any transfer or exchange of any of the Notes evidenced by this certificate prior to the Resale Restriction Termination Date, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐acquired for the undersigned’s own account, without transfer; or
2	☐transferred to the Company; or
3	☐transferred pursuant to and in compliance with Rule 144A under the Securities Act; or
4	☐transferred pursuant to an effective registration statement under the Securities Act; or
5	☐transferred pursuant to and in compliance with Regulation S under the Securities Act; or
6	☐transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, prior to the Resale Restriction Termination Date, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

______________________________

Signature

Signature Guarantee:

______________________________________________________

(Signature must be guaranteed)Signature

The signature must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee “medallion” program pursuant to Commission Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on said Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to said Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by said Rule 144A.

_________________________________
Dated:]

[To be deleted from Exchange Notes: FORM OF REGULATION S TRANSFER CERTIFICATE

Re:	General Mills, Inc.

3.000% Notes due 2051

In connection with our proposed sale of $                         aggregate principal amount of the 3.000% Notes due 2051 (the “Notes”) of General Mills, Inc. (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)              the offer of the Notes was not made to a person in the United States;

(b)              either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)               no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are] [are not] an affiliate of the Company and, to our knowledge, the transferee of the Notes [is] [is not] an affiliate of the Company.

U.S. Bank National Association, as Trustee, and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

cc:  General Mills, Inc.]

Schedule of Increases and Decreases in Global Security

The following increases and decreases in the principal amount of this Global Security have been made:

Date of decrease or increase	Amount of increase in principal amount of this Global Security	Amount of decrease in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee